Morgan Grenfell SMALLCap Fund
Procedures Pursuant to Rule 10f-3
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					SECURITIES PURCHASED		COMPARABLE SECURITY #1		COMPARABLE SECURITY #2
(1) Names of Underwriters	Goldman Sachs, Donaldson 	William Blair, ABN AMRO, US	Morgan Keegan,
					Lufkin & Jenrette, Hambrecht 	Bancorp Piper Jaffray,		Interstate/Johnson Lane,
					& Quist, DLJdirect, E*TRADE, 	BancAmerica, BancBoston 	Advest, Robert Baird, JC
					Deutsche Bank Secs., 		Robertson Stephens, Bear 	Bradford, Brean Murray,
					BancBoston Robertson 		Stearns, BT Alex Brown, 	Crowell Weedon, Equitable
					Stephens, AG Edwards, 		Credit Suisse First Boston, 	Securities, Gerard Klauer
					Merrill Lynch, Wassertein 	Donaldson Lufkin & Jenrette, 	Mattison, J.J.B. Hilliard,
					Perella, Advest, Robert 	Hambrecht & Quist, Merrill 	McDonald & Co., Edgar Norris,
					Baird, Dain Rauscher 		Lynch, Morgan Stanley,		The Ohio Co., Piper Jaffray,
					Wessels, Legg Mason Wood 	PaineWebber, Prudential, 	Robinson-Humphrey, Stephens,
					Walker, U.S. Bancorp Piper 	Warburg Dillon Read, Advest, 	Sterne, Agee & Leach, Tucker
					Jaffray, Charles Schwab		Dain Rauscher Wessels, EVEREN Anthony
										Secs., Ferris Baker Watts,
										Jefferies, Legg Mason Wood
										Walker, McDonald Invest.,
										Mesirow, Raymond James,
										Southeast, Sutro

(2) Names of Issuer 		E-LOAN, Inc.			Prism Financial Corporation	Net.Bank, Inc.

(3) Title of Security		E-LOAN, Inc.			Prism Financial Corporation	Net.Bank, Inc.
					Common Stock			Common Stock			Common Stock

(4) Date of First Offering	June 29, 1999			May 25, 1999			July 28, 1997

(5) Amount of Total Offering	3,500,000 shares			2,500,000 shares			3,500,000 shares

(6) Total Value of Offering	$49,000,000				$35,000,000				$42,000,000

(7) Unit Price			$14.00				$14.00				$12.00

(8) Underwriting Discount	$0.98 (7%)				$0.98 (7%)				$0.84 (7%)

(9) Dollar Amount Purchased	$1,400				NA					NA

(10) Number of Shares
	Purchased			100					NA					NA

(11) Years of Continuous
	Operation			The company has been in 	NA					NA
					continuous operation for
					at least three years

(12) % of Offering Purchased
	by Fund			0.0028				NA					NA

(13) % of Offering Purchased
	by Associated Investment
	Companies			NA					NA					NA

(14) % of Offering Purchased
	by Fund and Associated
	Funds (Limited to 25%
	of the Offering)		0.0028				NA					NA

(15) Name(s) of Underwriter(s)
	or Dealer(s) from
	whom Purchased		Goldman Sachs, Donaldson
					Lufkin & Jenrette, Hambrecht
					& Quist				NA					NA
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